Exhibit 99.1

Tigo Energy Reports Second Quarter 2026 Financial Results

LOS GATOS, Calif. – August 4, 2026 – Tigo Energy, Inc. (“Tigo” or the “Company”) (NASDAQ: TYGO), a leading provider of intelligent solar and energy solutions, today reported unaudited financial results for the second quarter and six months ended June 30, 2026, financial guidance for the third quarter ending September 30, 2026, and full year 2026 outlook.

Recent Financial and Operational Highlights

●	Revenue for the second quarter of 2026 was $25.4 million, up 5.6% compared with the second quarter of 2025.

●	GAAP net income was $2.2 million, which included a $3.2 million discrete income-tax benefit, compared with a GAAP net loss of $4.4 million in the second quarter of 2025.

●	Adjusted EBITDA was $52 thousand, compared with adjusted EBITDA of $1.1 million in the second quarter of 2025.

●	Reduced inventory to $20.6 million from $31.3 million at year-end 2025 and ended the quarter with $16.9 million in cash and cash equivalents.

●	During the second quarter of 2026, we shipped 702 thousand units, or 527 MW, of Module Level Power Electronics (“MLPE”).

Management Commentary

“Second-quarter revenue grew 5.6% year over year to $25.4 million but came in below our guidance. While results were below our expectations, the variance was largely driven by external timing factors and current market conditions,” said Zvi Alon, Chairman and CEO of Tigo. “U.S. sales remained soft following the expiration of the residential clean-energy tax credit, and our U.S. optimized inverter partner encountered operational delays that will shift the go-to-market launch for our Section 45X and ITC qualified optimized inverter solution, with volume shipments now expected to begin ramping in the fourth quarter. While this timing shift will delay the near-term contribution, the FCC’s recent decision to restrict future authorizations of foreign-produced power inverters only strengthens the longer-term strategic rationale for our U.S. manufacturing strategy and positions us to benefit from future demand for domestically produced solar products. In Europe, the market recovery also continued at a more measured pace than anticipated. We remain focused on advancing our product initiatives and expanding partner relationships to capitalize on our broad international opportunities and drive more consistent growth.”

“Encouragingly, Germany and Italy grew 6.4% and 20.0% year over year, respectively, despite weakness in both residential markets. We also delivered year-over-year growth in Spain and Australia, demonstrating the benefits of our diversified geographic footprint. EMEA represented 73.1% of second-quarter revenue, with Germany representing our largest market at 22.8% of revenue. APAC represented 10.1% of revenue, led by continued strength in Australia, while the Americas and LATAM represented a combined 16.8%. GO ESS contributed $2.2 million, or 8.6% of quarterly revenue, in the early stage of the GO Battery ramp.”

“We maintained tight expense discipline in the second quarter, reducing operating expenses 4.8% year over year and 11.6% sequentially, and we strengthened our balance sheet—reducing inventory by more than $10 million and ending the quarter with $16.9 million in cash and $4.1 million in borrowings,” stated Bill Roeschlein, CFO of Tigo. “Second-quarter GAAP net income benefited from a discrete income-tax benefit and gross margin and adjusted EBITDA reflected a softer revenue mix. On a first-half basis, our operating loss narrowed year over year, and we remain focused on disciplined execution and a clear path to sustainable profitability.”

Second Quarter 2026 Financial Results

Results compare the 2026 fiscal second quarter ended June 30, 2026 with the 2025 fiscal second quarter ended June 30, 2025, unless otherwise indicated.

●	Revenue totaled $25.4 million, compared with $24.1 million.

●	Gross profit totaled $10.0 million, or 39.3% of net revenue, compared with gross profit of $10.8 million, or 44.7% of net revenue.

●	Operating expenses totaled $11.7 million, compared with $12.3 million.

●	Loss from operations totaled $1.7 million, compared with a loss from operations of $1.5 million.

●	GAAP net income totaled $2.2 million, including a $3.2 million discrete income-tax benefit, compared with a GAAP net loss of $4.4 million.

●	Non-GAAP net income totaled $3.6 million, which includes the discrete income-tax benefit, compared with a non-GAAP net loss of $2.1 million.

●	Adjusted EBITDA totaled $52 thousand, compared with adjusted EBITDA of $1.1 million.

Third Quarter 2026 Financial Guidance and Full Year 2026 Outlook

The Company provides guidance for the third quarter ending September 30, 2026 as follows:

●	Revenue is expected to be within the range of $24 million to $26 million.

●	Adjusted EBITDA (loss) is expected to be within the range of $(1) million to $0.5 million.

For the full year 2026, the Company is updating its revenue outlook to a range of $100 million to $110 million.

“The revision to our full-year 2026 outlook reflects our U.S. optimized inverter partner’s shift of its go-to-market launch to the fourth quarter, the slower ramp of our new GO Battery, and a more gradual recovery in Europe,” added Bill Roeschlein. “The fourth-quarter launch of our locally produced optimized inverter solution, together with anticipated demand created by the FCC decision in the US and European Union actions in EMEA, positions us for a stronger end to 2026.”

Actual results may differ materially from the Company’s guidance as a result of, among other things, the factors described below under “Forward-Looking Statements.”

Conference Call

Tigo management will hold a conference call on Tuesday, August 4, 2026, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results. Company CEO Zvi Alon and CFO Bill Roeschlein will host the call, followed by a question-and-answer period.

Registration Link Conference Call: Click here to register

Webcast Link: Click here to join

Please register online at least 10 minutes prior to the start time. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will also be available for replay via the Investor Relations section of Tigo’s website.

About Tigo Energy, Inc.

Founded in 2007, Tigo is a worldwide leader in the development and manufacture of smart hardware and software solutions that enhance safety, increase energy yield, and lower operating costs of residential, commercial, and utility-scale solar systems. Tigo combines its Flex MLPE (Module Level Power Electronics) and solar optimizer technology with intelligent, cloud-based software capabilities for advanced energy monitoring and control. Tigo MLPE products maximize performance, enable real-time energy monitoring, and provide code-required rapid shutdown at the module level. The Company also develops and manufactures products such as inverters and battery storage systems for the residential solar-plus-storage market. For more information, please visit www.tigoenergy.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our ability to increase our revenues and achieve and maintain profitability, our overall long-term growth prospects, expectations regarding a continued recovery in our industry, statements about our revenue and adjusted EBITDA for the third fiscal quarter of 2026 and our revenue for the full fiscal year 2026, statements about demand for our products, our competitive position, the impact of tariffs and U.S. restrictions of foreign-produced power inverters, 45x or ITC benefits, and our ability to penetrate new markets and expand our market share, including expansion in international markets, statements about the anticipated benefits of our manufacturing and marketing partnership with our U.S. optimized inverter partner and our ability to realize such benefits, our continued expansion of and investments in our product portfolio and the timing thereof, our U.S. manufacturing strategy, the anticipated impact of regulatory actions, including actions by the FCC and the European Union, on demand for our products, and future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “will allow us to,” “is anticipated,” “estimated,” “expected,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Tigo’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed, or that will be disclosed in, our reports filed with the SEC, factors which may cause actual results to differ materially from current expectations include, but are not limited to, our ability to effectively develop and sell our product offerings and services, our ability to compete in the highly-competitive and evolving solar industry; our ability to meet the continued listing requirements of Nasdaq, and the liquidity and trading of our securities; our ability to manage risks associated with U.S. and global geopolitical and macroeconomic conditions including the potential softening of the economy, seasonal trends and the cyclical nature of the solar industry; whether we continue to grow our customer base and expand our market share; whether we continue to develop new products and innovations to meet constantly evolving customer demands; the timing and level of demand for our solar energy solutions; changes in and the availability of government subsidies and economic incentives, including tax incentives, for solar energy solutions; trade tariffs and other trade barriers that could directly affect us, our customers and the solar industry; our ability to forecast our customer demand and manufacturing requirements, and manage our inventory; our ability to acquire or make investments in other businesses, patents, technologies, products or services to grow the business and realize the anticipated benefits therefrom; our ability to respond to fluctuations in foreign currency exchange rates and political unrest and regulatory changes in the U.S. and international markets into which we expand or otherwise operate in; macroeconomic conditions in the markets in which we operate, as well as inflation, instability of financial institutions, rising interest rates and recessionary concerns; our failure to attract, hire retain and train highly qualified personnel in the future; and our ability to maintain key strategic relationships with our partners and distributors.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the forward-looking statements contained herein are reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof, and while we may elect to update such forward-looking statements in the future, we disclaim any intention or obligation to update any forward-looking statements as a result of new information, future developments or otherwise occurring after the date of this communication, except as required by applicable securities laws.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP net income (loss) and adjusted EBITDA. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted EBITDA and non-GAAP net income (loss) for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We define adjusted EBITDA, a non-GAAP financial measure, as earnings (loss) before interest and other expenses, net, income tax expense (benefit), depreciation and amortization, as adjusted to exclude stock-based compensation and merger transaction-related expenses. We define non-GAAP net income (loss) as GAAP net income (loss) excluding stock-based compensation. We believe that adjusted EBITDA and non-GAAP net income (loss) provide helpful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business operating results. We believe that both management and investors benefit from referring to adjusted EBITDA and non-GAAP net income (loss) in assessing our performance and when planning, forecasting and analyzing future periods. Adjusted EBITDA and non-GAAP net income (loss) also facilitate management’s internal comparisons to our historical performance and comparisons to our competitors’ operating results. We believe adjusted EBITDA and non-GAAP net income (loss) are useful to investors because they (i) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (ii) are used by our institutional investors and the analyst community to help them analyze the health of our business.

The items excluded from adjusted EBITDA and non-GAAP net income (loss) may have a material impact on our financial results. Certain of those items are non-recurring, while others are non-cash in nature. Accordingly, adjusted EBITDA and non-GAAP net income (loss) are presented as supplemental disclosure and should not be considered in isolation from, as a substitute for, or superior to, the financial information prepared in accordance with GAAP.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

We refer investors to the reconciliations of adjusted EBITDA and non-GAAP net income (loss) to net income (loss) included below. A reconciliation for adjusted EBITDA provided as guidance is not provided because, as a forward-looking statement, such reconciliation is not available without unreasonable effort due to the high variability, complexity and difficulty of estimating certain items, such as stock-based compensation expense and currency fluctuations, which could have an impact on our consolidated results.

Investor Relations Contacts

Ralf Esper

Gateway Group, Inc.
(949) 574-3860
TYGO@gateway-grp.com

Tigo Energy, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$16,914	$7,670
Accounts receivable, net	13,584	13,895
Inventory	20,561	31,286
Prepaid expenses and other current assets	3,528	5,148
Total current assets	54,587	57,999
Property and equipment, net	2,639	2,652
Operating lease right of use assets	1,993	2,338
Intangible assets, net	1,516	1,652
Deferred tax assets	3,631	264
Other assets	1,285	923
Goodwill	12,209	12,209
Total assets	$77,860	$78,037
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$11,262	$29,196
Accrued expenses and other current liabilities	4,635	7,129
Deferred revenue, current portion	507	961
Warranty liability, current portion	640	626
Operating lease liabilities, current portion	897	856
Total current liabilities	17,941	38,768
Warranty liability, net of current portion	8,681	8,718
Deferred revenue, net of current portion	806	860
Operating lease liabilities, net of current portion	1,438	1,817
Borrowings under revolving credit facility	4,146	—
Other long-term liabilities	209	251
Total liabilities	33,221	50,414
Stockholders’ equity
Common stock	7	7
Additional paid-in capital	184,614	168,022
Accumulated deficit	(139,982)	(140,406)
Total stockholders’ equity	44,639	27,623
Total liabilities and stockholders’ equity	$77,860	$78,037

Tigo Energy, Inc.

Condensed Consolidated Statement of Income

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net revenue	$25,406	$24,055	$50,603	$42,894
Cost of revenue	15,410	13,292	29,813	24,958
Gross profit	9,996	10,763	20,790	17,936

Operating expenses:
Research and development	2,507	2,267	5,151	4,431
Sales and marketing	4,048	4,412	8,528	8,328
General and administrative	5,121	5,588	11,201	10,658
Total operating expenses	11,676	12,267	24,880	23,417
Loss from operations	(1,680)	(1,504)	(4,090)	(5,481)
Other expenses (income), net:
Interest expense	26	2,868	27	5,739
Gain on sale intangible assets	(355)	—	(355)	—
Other income, net	(331)	(100)	(828)	(243)
Total other (income) expenses, net	(660)	2,768	(1,156)	5,496
Loss before income tax expense	(1,020)	(4,272)	(2,934)	(10,977)
Income tax (benefit) expense	(3,194)	158	(3,358)	454
Net income (loss)	$2,174	$(4,430)	$424	$(11,431)

Earnings (loss) per common share
Basic	$0.03	$(0.07)	$0.01	$(0.18)
Diluted	$0.03	$(0.07)	$0.01	$(0.18)
Weighted-average common shares outstanding
Basic	76,281,971	62,290,411	74,440,626	61,977,574
Diluted	80,551,007	62,290,411	78,795,730	61,977,574

Tigo Energy, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2026	2025
Cash Flows from Operating activities:
Net income (loss)	$424	$(11,431)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	681	642
Provision to write down inventories to net realizable value	125	98
Non-cash interest expense	39	4,470
Stock-based compensation	2,987	3,876
Change in allowance for credit losses	1,405	(125)
Non-cash lease expense	410	508
Accretion of interest on marketable securities	—	(253)
Loss on disposal of property and equipment	—	11
Gain on sale of intangible assets	(355)	—
Payment of transaction costs related to sale of intangible assets	(2,395)	—
Deferred income tax (benefit) expense	(3,367)	(6)
Changes in operating assets and liabilities:
Accounts receivable	(1,094)	(2,294)
Inventory	10,600	2,972
Prepaid expenses and other assets	1,684	450
Accounts payable	(17,966)	6,149
Accrued expenses and other liabilities	(2,494)	(538)
Deferred revenue	(508)	453
Warranty liability	(23)	2,329
Operating lease liabilities	(403)	(341)
Other long-term liabilities	(42)	272
Net cash (used in) provided by operating activities	$(10,292)	$7,242
Cash flows from investing activities:
Purchase of marketable securities	—	(19,025)
Purchase of property and equipment	(500)	(243)
Sales and maturities of marketable securities	—	9,625
Proceeds from sale of intangible assets	2,750	—
Net cash provided by (used in) investing activities	$2,250	$(9,643)
Cash flows from financing activities:
Proceeds from exercise of stock options	343	97
Proceeds from issuance of common stock	14,250	773
Proceeds from borrowings under revolving credit facility	4,146	—
Payment of debt issuance costs	(465)	—
Payment of direct offering costs	(208)	—
Payment of tax withholdings on restricted and performance stock awards	(750)	(3)
Payment of tax withholdings on options exercised	(30)	—
Net cash provided by financing activities	$17,286	$867
Net increase (decrease) in cash and cash equivalents	9,244	(1,534)
Cash and cash equivalents at beginning of period	7,670	11,746
Cash and cash equivalents at end of period	$16,914	$10,212

Tigo Energy, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (Loss) (Non-GAAP)	2026	2025	2026	2025
Net income (loss) - (GAAP)	$2,174	$(4,430)	$424	$(11,431)
Adjustments:
Total other (income) expenses, net	(660)	2,768	(1,156)	5,496
Income tax (benefit) expense	(3,194)	158	(3,358)	454
Depreciation and amortization	353	285	680	642
Stock-based compensation	1,379	2,300	2,987	3,876
Adjusted EBITDA (loss) - (Non-GAAP)	$52	$1,081	$(423)	$(963)

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Loss	2026	2025	2026	2025
GAAP net income (loss)	$2,174	$(4,430)	$424	$(11,431)
Plus: Stock-based compensation	1,379	2,300	2,987	3,876
Non-GAAP net income (loss)	$3,553	$(2,130)	$3,411	$(7,555)

We encourage investors and others to review our financial information in its entirety and not to rely on any single financial measure.